EXHIBIT 99.1

                                  NEWS RELEASE
                                  ------------


FOR IMMEDIATE RELEASE                                            October 3, 2005

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)

BLUE DOLPHIN ENERGY REPORTS ENTERING INTO NEW PIPELINE TRANSPORTATION AGREEMENTS

Blue Dolphin Energy Company announced that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company ("Company"), has entered into gas and condensate transportation agreements with a new customer to deliver production into the Blue Dolphin Pipeline system at the Company's Galveston Block 288C platform. The Company expects transportation services for this producer/shipper to commence late in the fourth quarter. Throughput volumes are not yet known. This is the second new customer to contract with the Company for the provision of transportation services in the past three months.

The Blue Dolphin Pipeline system gathers and transports gas and condensate from various offshore fields in the Galveston Area in the Gulf of Mexico to shore facilities in Freeport, Texas. The Company owns an 83% undivided interest in the system.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to Gregory W. Starks, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended. The words "expect," "plan," "believe," "anticipate," "project," "estimate," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, general economic conditions, interest rates, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.